EXHIBIT 4.1

                                INTERACTIVE DATA
                           FINANCIAL TIMES Information
             100 William Street, 15th Floor, New York, NY 10038 USA
                    Tel: (212) 269-6300 Fax: (212) 771-6445


June 5, 2000


Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181


Re: Morgan Stanley Euro-Technology 20 Index Trust, Series 4A, Morgan Stanley Euro-Technology 20 Index Trust, Series 4B, Morgan Stanley U.S. Multinational Index, Trust, Series 4A, Morgan Stanley U.S. Multinational Index Trust, Series 4B, Software Trust, Series 4A, Software Trust, Series 4B, and The Dow 30 Index Trust, Series 10 (A Unit Investment Trust) Registered Under the Securities Act of 1933, File No. 333-37292


  Gentlemen:

         We have examined the Registration Statement for the above captioned Fund, a copy of which is attached hereto.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

Very truly yours,


Steve Miano
Director Fixed Income Data Operations